EXHIBIT 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13G/A to which this exhibit is attached is filed on behalf of each of them.

Date: February 11, 2022	Electrum Silver US LLC

By: Electrum Strategic Management LLC, its Manager

	By:	/s/ Andrew M. Shapiro
		Name:	Andrew M. Shapiro
		Title:	Managing Director

Date: February 11, 2022	Electrum Strategic Management LLC

	By:	/s/ Andrew M. Shapiro
		Name:	Andrew M. Shapiro
		Title:	Managing Director

Date: February 11, 2022	Electrum Global Holdings L.P.

By: TEG Global GP Ltd., its general partner

	By:	/s/ Andrew M. Shapiro
		Name:	Andrew M. Shapiro
		Title:	Director

Date: February 11, 2022	TEG Global GP Ltd.

	By:	/s/ Andrew M. Shapiro
		Name:	Andrew M. Shapiro
		Title:	Director

Date: February 11, 2022	The Electrum Group LLC

	By:	/s/ Michael H. Williams
		Name:	Michael H. Williams
		Title:	Senior Managing Director

Date: February 11, 2022	Electrum Silver US II LLC

By: Electrum Strategic Management LLC, its Manager

	By:	/s/ Andrew M. Shapiro
		Name:	Andrew M. Shapiro
		Title:	Managing Director

Date: February 11, 2022	Electrum Strategic Opportunities Fund II L.P.

By: Electrum Strategic Opportunities Fund II GP L.P., its general partner

By: ESOF II GP Ltd., its general partner

	By:	/s/ Michael H. Williams
		Name:	Michael H. Williams
		Title:	Director

Date: February 11, 2022	Electrum Strategic Opportunities Fund II GP L.P.

By: ESOF II GP Ltd., its general partner

	By:	/s/ Michael H. Williams
		Name:	Michael H. Williams
		Title:	Director

Date: February 11, 2022	ESOF II GP Ltd.

	By:	/s/ Michael H. Williams
		Name:	Michael H. Williams
		Title:	Director